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                                                                    EXHIBIT 10.3


                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


     This Amended and Restated Employment Agreement (the "Agreement") is made and entered into as of the 1st day of October, 1996, by and between KEVCO, INC., a Texas Corporation (the "Employer") and GERALD E. KIMMEL (the "Employee");

                                  WITNESSETH;
                                  -----------

     WHEREAS, Employer is engaged, through its subsidiaries, in the wholesale distribution of building products primarily to the manufactured housing and recreational vehicle industries, in the manufacture and distribution of wood products to the manufactured housing industry, and in providing services ancillary and incidental thereto (collectively the "Employer's Business");

     WHEREAS, Employee is experienced and qualified to perform duties connected and associated with Employer's Business; and

     WHEREAS, Employer and Employee wish to amend and restate in its entirety that certain Employment Agreement dated May 31, 1991 as thereafter amended on December 16, 1994 (collectively the "Prior Agreement") by entering into this Agreement;

     NOW, THEREFORE, IN CONSIDERATION of the premises and the covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have agreed and hereby agree that the Prior Agreement is hereby amended and restated in its entirety to read as follows:

     1.  Employment.  Employer hereby employs the Employee and Employee hereby
         ----------
accepts such employment upon the terms and conditions hereinafter set forth.

     2.  Term of Employment.  Employee's term of employment under this Agreement
         ------------------
shall begin on the effective date of this Agreement as hereinafter provided and shall, subject to early termination as hereinafter set forth in this

AMENDED AND RESTATED EMPLOYMENT AGREEMENT - Page 1
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Agreement,  continue for a term of  five (5) years; provided, however, that unless sooner terminated as provided herein, on each anniversary date of the effective date of this Agreement, an additional period of one year shall be added to the term of employment provided for herein, it being the intention of the parties that the term of this Agreement shall always be five (5) years in duration.

     3.  Duties of Employee.  For the term provided in Paragraph 2 of this
         ------------------
Agreement (subject to earlier termination as hereinafter provided), Employee shall be employed as chairman of the board, president and chief executive officer of Employer and Kevco Delaware, Inc. ("Delaware"), and as chairman of the board and chief executive officer of Sunbelt Wood Components, Inc. ("Sunbelt"). Employee shall perform such duties and services on behalf of Employer and each of its subsidiaries as is customarily performed by persons holding the same or similar offices in other public companies.

     4.  Place of Employment.  The duties to be performed by Employee shall be
         -------------------
performed at the offices of Employer, located in Fort Worth, Texas and at such other locations on a temporary nature as Employee may from time to time determine or require as necessary for the performance of his duties hereunder.

     5.  Time Requirements.  Employee shall devote such time and attention to
         -----------------
Employer's Business during the term of this Agreement as Employee shall reasonably determine is necessary for the carrying out of his duties hereunder; provided, however, that Employee shall not be required to devote his entire productive time, ability and attention to the business of Employer and in such regard may devote a portion of his time, attention and abilities to other businesses or activities in which Employee may be engaged of a business, commercial or professional nature, whether for or without profit, and whether for compensation or otherwise.

     6.  Conduct Requirements.  Employee shall, at all times during the term of
         --------------------
this Agreement, conduct himself in such a manner so as to reflect credit to Employer and its subsidiaries and shall not do or perform any acts in his capacity as an employee of Employer which shall cause Employer to suffer loss of reputation or embarrassment.

AMENDED AND RESTATED EMPLOYMENT AGREEMENT - Page 2
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     7.  Compensation.  Effective as of the effective date of this Agreement,
         ------------
Employer shall pay to Employee as compensation during the term of this Employment Agreement (unless this Agreement is earlier terminated as hereinafter provided) the following compensation:

          (a) Salary. During the term of this Agreement, Employee shall
              ------
receive an annual salary of $250,000, subject to mandatory deductions and withholdings as required by law, payable each weekly payroll period in an amount equal to $4,807.69, figured to and prorated for any partial employment period. Employee's salary shall be reviewed by Employer's Compensation Committee no less often than annually and may be increased (but not decreased) from time to time in such amounts as the Compensation Committee shall determine. Any increases in salary shall be reflected upon the "Schedule of Compensation" attached hereto and made a part hereof. Any change in regular annual compensation shall be effective as of the date it is entered on said schedule, initialled by the proper officers of Employer and initialled by Employee.

          (b) Bonus. Employee shall be entitled to receive an annual performance
              -----
bonus for each fiscal year of Employer, beginning January 1, 1997, in an amount equal to 2.4% of the Pre-Tax Income of Employer for each such fiscal year, provided the Pre-Tax Income of Employer for such fiscal year is at least $5,000,000. Each such bonus shall be subject to mandatory deductions and withholdings as required by law and may be paid in installments in advance from time to time based upon the Pre-Tax Income of Employer as of any applicable date and the estimated Pre-Tax Income for the balance of such fiscal year. In the event it is ultimately determined that the aggregate bonus prepaid to Employee during any fiscal year exceeds the bonus to which Employee would have been entitled based upon the Pre-Tax Income of the Employer for the entire fiscal year, such excess amount actually received by Employee shall be deducted from any bonus to which Employee would be entitled in the next succeeding fiscal year or years of Employer. Employer's Compensation Committee shall review and consider an increase in such performance bonus for Employee no less often than annually, and in any event, not later than ninety (90) days after the beginning of the fiscal year and shall otherwise comply with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), it being the intention of the parties that the provisions hereof with respect to Employee's performance-based bonus compensation shall be interpreted and construed in such a manner so as to comply with Section 162(m) of the Code and the rules and regulations promulgated

AMENDED AND RESTATED EMPLOYMENT AGREEMENT - Page 3
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thereunder.  Any change in the performance bonus granted to Employee shall be reflected upon the "Schedule of Compensation" attached hereto and made a part hereof. Any change in such performance bonus shall be effective as of the date indicated on such Schedule. As used herein, the term "Pre-Tax Income" shall mean the net income of Employer and its subsidiaries on a consolidated basis from all sources before all applicable federal and state income taxes and before any deduction or accrual for Employee's bonus, and including any extraordinary income, gains or other credits, computed in accordance with generally accepted accounting principles applied on a basis consistent with that of prior periods.

     8.  Employee Benefits.  For the periods set forth in this Paragraph 8,
         -----------------
Employee shall be entitled to the following benefits:

          (a) Medical and Dental Benefits.  Until the death of the survivor of
              ---------------------------
Employee and Employee's spouse (the "Coverage Term"), Employer shall use its best efforts to include (i) Employee, (ii) Employee's spouse, and (iii) other dependents [(ii) and (iii) being collectively referred to as the "Family")] in all present and future group health, medical, dental, hospitalization and similar programs offered by Employer and its subsidiaries to their respective employees generally (collectively the "Insurance Coverage"). Employer covenants and agrees to use its best efforts to cause its current and all future Insurance Coverage to include retired employees (as defined in such Insurance Coverage) (and their spouses), of Employer and its subsidiaries. For such purposes, Employee, by definition, upon his retirement, shall be considered a "retired employee" of Employer and its subsidiaries. The Employer shall bear all costs and expenses of the Insurance Coverage for Employee and the Family. Employer shall not take any action, or fail to take any action, the effect or result of which would be to exclude or otherwise disqualify Employee or any of the Family from inclusion in the Insurance Coverage. If Employee or any of the Family cannot be included in or covered by the Insurance Coverage or if there is no Insurance Coverage or to the extent there is no Insurance Coverage, the Employer shall obtain for Employee or the affected members of the Family and shall keep in full force and effect during the Coverage Term, comparable or additional coverage for such persons; provided, however, if any of such coverage is not available or to the extent any of such coverage is not available, Employer shall, at its sole cost and expense, pay, or reimburse Employee and the affected members of the Family for, all health, medical, dental, hospitalization, deductibles and other similar costs and expenses (collectively the "Health Costs") incurred or sustained by such persons

AMENDED AND RESTATED EMPLOYMENT AGREEMENT - Page 4
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during the Coverage Term not covered by or paid for by the Insurance Coverage or such other coverage, including the insurance premiums for the Insurance Coverage or other coverage. In determining whether coverage is "comparable coverage" the following factors, among others, shall be considered relevant: quality of care, freedom to select facilities, physicians and other health care providers, relative financial responsibility of insured and insurer to cover Health Costs, benefits and illnesses covered by applicable insurance, and ease of obtaining health care provider services.

     If Employer desires to sell to a third party all or substantially all of the assets of Employer, Employer covenants and agrees to and with Employee to cause such third party to assume the obligations set forth in this Paragraph 8(a), but any such assumption shall not relieve Employer of its obligations hereunder.

          (b) Other Benefits Plans. Employee, during the term of this Employment
              --------------------
Agreement, shall be included in the Health and Accident Plan and in the Investment and Tax Advice Plan previously adopted by Employer or its subsidiaries, as well as shall be eligible to be included in any profit sharing, pension, deferred compensation or other benefit plans of Employer or its subsidiaries, including group term life insurance, as may be adopted by Employer for all or any portion of its employees, including its key employees, from time to time during the term of this Employment Agreement. The costs of participating in any of such benefit plans shall be borne as provided in rules and regulations adopted by Employer or its subsidiaries from time to time dealing with any of such plans.

     It is agreed and understood that there shall be no obligation on the part of Employer or its subsidiaries to provide for the participation of the Employee in, or to institute, any such plan or plans or to make any contribution or contributions thereunder other than the Health and Accident Plan and the Investment and Tax Advice Plan hereinabove described.

          (c) Vacation and Holidays.  Employee shall be entitled to thirty (30)
              ---------------------
days vacation with pay (or such greater length of time as may be approved from time to time by the board of directors of Employer) during each fiscal year of Employer, such vacation to be taken by Employee at such time or times as shall be approved by the board of directors. In addition, Employee shall be entitled to

AMENDED AND RESTATED EMPLOYMENT AGREEMENT - Page 5
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such holidays as the board of directors may approve.  Unused vacation days may not be carried over from one fiscal year to another.

     9. Business Expenses. Employee shall be entitled to receive reimbursement
        -----------------
for, or payment directly by the Company of, all reasonable expenses incurred by Employee in the performance of his duties under this Agreement, provided that the Employee accounts therefor in writing pursuant to Section 274 of the Internal Revenue Code of 1986, as amended (the "Code"), that such expenses are ordinary and necessary business expenses of Employer within the meaning of
Section 162 of the Code.

     10. Termination.  Except for the obligations of Employer set forth in
         -----------
Paragraphs 8(a) and 10(a) hereof, which obligations shall remain in full force and effect as provided therein, this Agreement shall terminate earlier than provided in Paragraph 2 hereof upon the first to occur of any of the following:

         (a) Death.  In the event Employee shall die during the term of this
             -----
Employment Agreement, then and in such event, Employer shall continue to pay to the executors, administrators or other legal representatives of Employee the then salary being paid to Employee pursuant to Paragraph 7(a) for the balance of the then existing term of this Agreement the same as if Employee had not died.

         (b) Termination for Cause. This Agreement and Employee's employment by
             ---------------------
Employer may be terminated by Employer for cause. As used herein, the term "for cause" shall mean (i) Employee willfully breaching or habitually neglecting the duties he is required to perform under the terms of this Agreement, or (ii) Employee being adjudicated a bankrupt, or (iii) Employee making an assignment of his assets for the benefit of creditors, or (iv) Employee breaching the provisions of Paragraphs 12 or 13 of this Agreement.

         (c) Involuntary Termination Without Cause. This Employment Agreement
             -------------------------------------
and Employee's employment by Employer may not be terminated by Employer without cause.

         (d) Early Termination by Employee.  If Employee resigns or otherwise
             -----------------------------
terminates his employment with Employer (and all offices and duties with its subsidiaries) prior to the expiration of the term provided in Paragraph 2 hereof, Employee shall forfeit and shall not be entitled to receive any

AMENDED AND RESTATED EMPLOYMENT AGREEMENT - Page 6
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compensation or other amounts from Employer whatsoever except any salary and bonus earned by him prior to the date of termination as provided for in this Agreement. Any termination pursuant to this Paragraph 10(d) shall not limit any right or remedy that Employer may have against Employee.

     11.  Status of Agreement.  The benefits or payments made under this
          -------------------
Employment Agreement shall be independent of and in addition to those under any other agreement which may be in effect between the parties hereto or any other compensation payable to Employee or his designees or estate by the Employer and unless specifically referred to herein or unless otherwise provided by agreement or law, nothing contained herein shall be deemed to exclude Employee from any pension, profit-sharing, insurance or other benefits to which he may otherwise be or might become entitled as an employee of Employer.

     12.  Engaging in Other Employment.  Employee covenants and agrees that,
          ----------------------------
without the prior written consent of Employer, Employee shall not, during the term of this Employment Agreement, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with Employer's Business or take any action inconsistent with the fiduciary relationship of an employee to his employer.

     13.  Trade Secrets.  All non-public information relating to Employer's
          -------------
Business, including but not limited to the identity of its customers and suppliers, its arrangements with such suppliers and customers and data relating to its products and services, shall be treated as confidential by Employee, both during and after the termination of Employee's employment. Except with the prior approval of Employer, Employee shall not disclose any of such information at any time to any persons, firms, corporations, partnerships, associations or other legal entities except authorized personnel of Employer or any subsidiary of Employer. In the event of a breach or threatened breach by Employee of the provisions of this Paragraph 13, Employer shall, in addition to any other available remedies, be entitled to an injunction restraining Employee from disclosing, in whole or in part, any such information or from rendering any services to any person, firm, corporation, partnership, association or other legal entity to whom any such information may have been disclosed or is threatened to be disclosed.

AMENDED AND RESTATED EMPLOYMENT AGREEMENT - Page 7
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     14.  Miscellaneous Provisions.
          ------------------------

          (a) Notice. All notices, demands, changes of address, requests or
              ------
other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or telegram, telephonic facsimile or other electronic process.

          (b) Governing Law.  This Agreement is being executed and delivered in
              -------------
Tarrant County, Texas. This Agreement shall be subject to, governed by and construed in accordance with federal law and the internal substantive laws, not the law of conflicts, of the State of Texas.

          (c) Captions.  The captions used herein are for administrative and
              --------
convenience purpose only and shall not be construed in interpreting this Agreement.

          (d) Gender.  Whenever the context so requires, the masculine shall
              ------
include the feminine and neuter, and the singular shall include the plural, and conversely.

          (e) Legal Construction.  If any portion of this Agreement shall be
              ------------------
held invalid or inoperative, then so far as reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative, and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

          (f) Amendments.  This Agreement may be amended from time to time by an
               ----------
instrument in writing signed by all those who are parties to this Agreement at the time of such amendment, such instrument being designated on its face as an "Amendment" to this Agreement.

          (g) Waiver.  The failure of any party to insist in one or more
              ------
instances upon the performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term of condition, but the obligations of any party with respect thereto shall continue in full force and effect.

AMENDED AND RESTATED EMPLOYMENT AGREEMENT - Page 8
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          (h) Counterparts. This Agreement may be executed in several
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

          (i) Remedies. Each party hereto acknowledges that a remedy at law
              --------
for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive any requirement for securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. Such remedy shall be cumulative and not exclusive and shall be in addition to any other rights or remedies any party may have against the other.

          (j) Attorneys' Fees.  If any action at law or in equity, or any
              ---------------
arbitration or mediation proceeding, including any action for injunctive or declaratory relief, is brought to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses may be set by the court or other trier in the trial of such action or may be enforced in a separate action brought for that purpose and which fees and expenses shall be in addition to any other relief which may be awarded.

          (k) Prior Agreement.  This Agreement contains the entire agreement
             ---------------
between the parties hereto and supersedes any and all prior agreements, whether written or oral, including the Prior Agreement, between the parties with respect to the within subject matter.

     15.  Mediation; Arbitration.  If at any time a dispute or controversy
          ----------------------
should arise between Employer and Employee (the "Contestants") with respect to an interpretation or the enforceability of any of the provisions of this Agreement or with respect to any of the covenants or agreements contained in this Agreement, the Contestants shall meet in the Dallas-Fort Worth metropolitan area at a mutually agreed upon time and place within thirty (30) days of the receipt of notice by any Contestant from any other Contestant (the "Initial Notice") to meet to attempt to settle such dispute or controversy. If, as a result of such meeting or any mutually agreed subsequent meetings held within thirty (30) days thereafter, the Contestants are unable or unwilling to agree on an appropriate resolution of such dispute or controversy, then and in such event such dispute or controversy shall be submitted

AMENDED AND RESTATED EMPLOYMENT AGREEMENT - Page 9
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by the parties to binding arbitration to be conducted before a panel of arbitrators in the Dallas-Fort Worth metropolitan area in accordance with the Texas Rules of Civil Procedure and unless inconsistent, the Commercial Arbitration Rules of the American Arbitration Association (or any successor organization thereto) as then in effect. Any arbitration decision shall be final and conclusive upon the Contestants, it being expressly agreed and understood by the Contestants that any specific issue or issues relating to disputes so determined shall not be the subject of any further dispute among the Contestants or the subject of any further arbitration under this Paragraph 15. The arbitrator's award in any such arbitration shall be final and binding and a judgment upon such award may be enforced by any court of competent jurisdiction. The expenses of such arbitration, including the fees of the arbitrators, shall be borne equally between the Contestants unless otherwise specified in the award. Each Contestant shall pay the fees and expenses of its own witnesses. The prevailing Contestant shall be entitled to recover its attorneys' fees and expenses unless otherwise specified in the award.

     16.  Time is of the Essence.   Time shall be of the essence throughout the
          ----------------------
term of this Employment Agreement.

     17.  Effective Date.  The effective date of this Agreement is October 1,
          --------------
1996.

     18.  Binding Effect.    This Agreement shall be binding upon and inure to
          --------------
the benefit of the parties hereto and their heirs, executors, administrators, successors, receivers, trustees, legal representatives, and permitted assigns but is not assignable by either Employer or Employee without the prior written consent of the party effected thereby.

     19.  Joinder. Employer covenants and agrees that, upon the organization of
          -------
Delaware and Sunbelt, Employer will cause Delaware and Sunbelt to join in this Agreement for the express purpose of jointly and severally making each of the covenants, agreements and obligations of Employer set forth in this Agreement, the same as if Delaware and Sunbelt were Employer hereunder; provided, however, that such joinder is not meant to cause either Delaware or Sunbelt to duplicate any compensation or benefits paid to Employee by Employer. The employment of Employee is deemed to be necessary or convenient to the conduct, promotion or attainment of the business of Delaware and Sunbelt and is in the best interest of Delaware and Sunbelt.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written, effective the Effective Date.

                                        EMPLOYER:

                                        KEVCO, INC.,
                                        A TEXAS CORPORATION

                                        By:___________________________________
                                           Its:_______________________________
                                        Address:  1300 So. University Drive
                                                  Suite 200
                                                  Fort Worth, Tx. 76107


                                        EMPLOYEE:

                                        ______________________________________

                                        ______________________________________
                                        GERALD E. KIMMEL

                                        Address:  6400 Cleburne Highway
                                                  Granbury, Texas 76049

JOINED IN BY:

DELAWARE:

KEVCO DELAWARE, INC.,
A DELAWARE CORPORATION

By:_________________________________
   Its _____________________________

Address:  1300 So. University Drive
          Suite 200
          Fort Worth, Texas 76107

AMENDED AND RESTATED EMPLOYMENT AGREEMENT - Page 11

SUNBELT:

SUNBELT WOOD COMPONENTS, INC.,
A DELAWARE CORPORATION

By:_________________________________
   Its _____________________________

Address:  1300 So. University Drive
          Suite 200
          Fort Worth, Texas 76107

AMENDED AND RESTATED EMPLOYMENT AGREEMENT - Page 12